Exhibit 99.1

Indoor Harvest Corp Begins Trading on the OTC, Provides Corporate Update

Houston, Texas, March 2, 2015 — Indoor Harvest, Corp (OTC:INQD), through its brand name Indoor Harvest™, is a design build contractor, developer, marketer and direct-seller of commercial grade aeroponic and hydroponic fixtures and supporting systems for use in urban Controlled Environment Agriculture and Building Integrated Agriculture. The Company is pleased to announce that its common shares have begun trading under the ticker symbol INQD.

On February 26, 2015, the Company applied to have its common stock traded on the OTCQB. Until our application is accepted, the Company will trade as an OTCPink via the OTCMarkets platform under the ticker symbol INQD.

Indoor Harvest's CEO and founder Chad Sykes commented, "It has been a long process, but we are excited to announce that we've now begun trading as a public company. We will be releasing the results for fiscal year 2014 in the near future and look forward to starting our pilot project with Tweed Marijuana, Inc. in Canada. With our going public effort behind us, it's time to shift focus toward scaling the Company, bringing on board expert talent and wrapping up development of our product offerings. 2015 should prove to be a pivotal year for the Company moving forward as we introduce new technology for building integrated agriculture."

From February 19 through the 25, 2015, the Company completed installation of three mobile research labs at Tweed's Smith Falls Canada location per a Cannabis Production Pilot Agreement between the two Companies. Currently sub-contractors for Indoor Harvest are installing the water and drain lines to the equipment and the pilot project is expected to get underway by March 6, 2015.

The pilot will focus on Cannabis-specific modifications to our existing designs that will be tested and recorded. The companies will jointly own any resulting intellectual property, with Tweed obtaining exclusive licensing rights within Canada and all jurisdictions excluding the United States. Indoor Harvest will obtain exclusive rights in the United States and will be provided manufacturing rights for all systems wherever sold for a period of 10 years.

We have also begun the process adding to our Board of Directors and are pleased to announce our first addition, Mr. William Jamieson, as a Director of Indoor Harvest as of March 1, 2015. As a member of the board, Mr. Jamieson contributes significant industry-specific experience and expertise. He obtained his Master's Degree in Clinical Psychology in 2000 and has focused much of his career on pain management and cannabis therapy. Having a lifetime of cultivation experience and over 20 years' experience in the medical marijuana industry, he brings a wealth of executive leadership and management experience.  Mr. Jamieson will contribute this knowledge and a deep understanding of all aspects of the business, products and markets, as well substantial experience developing corporate strategy, assessing emerging industry trends, and business operations.

Indoor Harvest's CEO and founder Chad Sykes further commented, "Mr. Jamieson has vast knowledge in the Cannabis industry spanning some 20 years. His knowledge will be a welcome addition to the Company as we develop new cultivation technology specific for the Cannabis industry."

Below are additional recent announcements relevant to Indoor Harvest.

Tweed Installation:
http://www.newswire.ca/en/story/1490545/tweed-installs-aeroponics-pilot-project-with-indoor-harvest

Indoor Harvest Recap of 2013-2014 and Guidance for 2015:
http://www.businesswire.com/news/home/20150126005295/en/Indoor-Harvest-Corp.-Recap-2013-2014-Guidance-2015

Consistent with the SEC's April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, Indoor Harvest is alerting investors and other members of the general public that Indoor Harvest will provide weekly updates on operations and progress through its social media on Facebook and Twitter. Investors, potential investors and individuals interested in our company are encouraged to keep informed by following us on Twitter or Facebook.

Facebook: http://www.facebook.com/indoorharvest
Twitter: http://www.twitter.com/indoorharvest

ABOUT INDOOR HARVEST CORP

Indoor Harvest, Corp., through its brand name Indoor Harvest™, is an emerging design build contractor and OEM manufacturer of commercial aeroponic and hydroponic system fixtures and framing systems for use in Controlled Environment Agriculture and Building Integrated Agriculture. Our patent pending aeroponic fixtures are based upon a modular concept in which primary components are interchangeable. We are developing our aeroponic and hydroponic systems for use by both horticulture enthusiasts and commercial operators who seek to utilize aeroponic and hydroponic vertical farming methods within a controlled indoor environment. Please visit our website at http://www.indoorharvest.com for more information about our Company.

FORWARD LOOKING STATEMENTS

This release contains certain "forward-looking statements" relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as "estimates," "believes," "anticipates," "intends," expects" and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest's current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts

Indoor Harvest, Corp.
CEO, Mr. Chad Sykes
713-410-7903
ccsykes@indoorharvest.com